Exhibit 10.16


                                 AGREEMENT AMONG

(1)  PACIFICNET STRATEGIC INVESTMENT HOLDINGS LIMITED, AND PACIFICNET INC.
(2)  GUANGZHOU SunRoom INFORMATION INDUSTRIAL CO., LTD.
(3)  GUANGZHOU 3G INFORMATION TECHNOLOGY CO., LTD
(4)  PACIFIC 3G INFORMATION & TECHNOLOGY LIMITED
(5)  ASIAFAME INTERNATIONAL LIMITED
(6)  STARGAIN INTERNATIONAL LIMITED
(7)  TRILOGIC INVESTMENTS LIMITED

                     for the Sale and Purchase of Shares in
                   PACIFIC 3G INFORMATION & TECHNOLOGY LIMITED


THIS AGREEMENT is made on March 28, 2005.

AMONG:

(1) PacificNet Strategic Investment Holdings Limited (Chinese Company Name), a company existing under the laws of the British Virgin Islands whose principal place of business is at Room 2710, Hong Kong Plaza, 188 Connaught Road West, Hong Kong. (hereafter referred as the "Purchaser"). The Purchaser is a wholly owned subsidiary of PacificNet Inc. ("PACT"), a company incorporated under the laws of the State of Delaware in the United States of America whose principal office is situate at 860 Blue Gentian Road, Suite 360, Eagan, MN 55121-1575, the United States of America, the shares of which are listed on the NASDAQ stock exchange in the United States of America under the trading symbol of "PACT".

(2)    Guangzhou Sunroom Information Industrial Co., Ltd. (Chinese Company
       Name), a company incorporated in Guangzhou, China whose principal place of business is 15/F, Huajian Building. No. 233, Tianfu Road. Tianhe Guangzhou 510630, China (Chinese Address (hereinafter referred to as the "Guangzhou SunRoom");

(3) Guangzhou 3G Information Technology Co., Ltd. (Chinese Company Name), a company incorporated in Guangzhou, China whose principal place of business is 11 Caipin Road, Science City, High & New Technology Industrial Development Zone, Guangzhou, 510730, China (Chinese Address (hereinafter referred to as the "Company" or "Guangzhou 3G");

(4) Pacific 3G Information & Technology Limited, a company existing under the laws of the British Virgin Islands whose principal place of business is 15/F, Huajian Building. No. 233, Tianfu Road. Tianhe Guangzhou 510630, China (Chinese Address)" (hereinafter referred to as the "Holding Company");

(5)    Sun, Zhengquan "Sun Zhengquan"((PRC ID: 420111196801105655), (PRC ID:
       432503197202144812), and("Wong Yongchao")(PRC ID: 440823197306096917)
       residents of PRC, located at Room 201, No. 56 Tianhedong Road, Tianhe, Guangdong, China. at Suntek New Technology Research & Design Co, Ltd., Nanda Road, Shipai Tianhe, Guangzhou, Guangdong, China O-D(1)u(1)aP. and Suntek New Technology Research & Design Co, Ltd., Nanda Road, Shipai Tianhe, Guangzhou, Guangdong, China, respectively (hereinafter jointly referred to as the "Warrantor"); and

(6) ASIAFAME INTERNATIONAL LIMITED, STARGAIN INTERNATIONAL LIMITED, and TRILOGIC INVESTMENTS LIMITED Registered at OMC Chambers, P.O. Box, 3152, Road Town, Tortola, British Virgin Islands, respectively (hereinafter jointly referred to as the "Seller").

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WHEREAS:

A. The Company is a private company incorporated under the laws of the People's Republic of China whose principal place of business is Guangzhou 3G Information Technology Co., Ltd. (Chinese Name) at 11 Caipin Road, Science City, High & New Technology Industrial Development Zone, Guangzhou, 510730, China (Chinese Address).

B. The Company has a paid-in capital of HK$1,000,000 representing the entire capital of the Company (the "Shares"), and is beneficially owned by shareholder as set out in Part I of Schedule 1.

C. The Company, directly and through its various contractual arrangements and service/consulting agreements with Guangzhou SunRoom Information Industrial Co., Ltd. (Chinese Company Name: , a People's Republic of China limited liability corporation ("Guangzhou SunRoom") located at , is engaged in the business of providing value-added telecom services (VAS), internet and mobile entertainment application development, mobile game software design and development, mobile customer relationship management
       (CRM) services for China's telecom operators, mobile marketing and promotion services, management and consulting services, mobile internet information technology, mobile payment and mobile point of sale (POS) solutions, mobile consumer analytics, mobile data-mining, internet e-commerce and mobile commerce, mobile applications based on WAP, KJava, IVR, MS, MFLASH, short messaging services (SMS), multimedia messaging services (MMS), outsourced game development, and other mobile value-added services (VAS) in the PRC, and operates the following internet and mobile gaming web sites: www.vs366.com (the "Business");

D. The Holding Company owns 100% of the Company. Therefore, the Company is a Wholly Owned Foreign Enterprise (WOFE) of the Holding Company. ASIAFAME INTERNATIONAL LIMITED, STARGAIN INTERNATIONAL LIMITED, and TRILOGIC INVESTMENTS LIMITED own 27.6(=13800/50000), 41.4%(=20700/50000),
       31%(=15500/50000) of the Holding Company, respectively.

E. The Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, 23050 ordinary shares of the Holding Company (the "Sale Shares"); and, in addition, the Holding Company agrees to issue to the Purchaser, and the Purchaser agrees to subscribe from the Holding Company, 5000 ordinary shares of the Holding Company (the "Subscription Shares") (details of which are set out in Part III of
       Schedule 1), which in total represent 51% of the 55000 final shares amount of the Holding Company, all upon the terms and subject to the conditions set forth herein.

F. The Purchaser requires the Warrantor, jointly and severally, to give such representations, warranties, covenants and undertakings as are set out herein as a condition to the Purchaser's entry into this Agreement.

       NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:


1.        INTERPRETATION

1.1 The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.2 In this Agreement except where the context otherwise requires the following words and expressions shall have the following meanings:

"BVI"                    The British Virgin Islands;

"Completion"             completion of the sale and purchase of the Sale Shares
                         and the issuance and allotment of the Subscription
                         Shares to the Purchaser in accordance with Clause 5 of this Agreement;

"Completion Date"        APRIL 30,  2005 on or before 6 p.m. Beijing Time (or
                        such later date as the  parties shall agree in writing);

"Conditions"             the conditions contained or referred to in Clause 4;

"Consideration"          the consideration payable for the sale and purchase of
                         the Sale Shares and the subscription of the Subscription Shares of the Holding Company pursuant to Clause 3 [as adjusted by clause 6];

"Hong Kong"              Hong Kong Special Administrative Region of the PRC;

"HK$"                    Hong Kong dollars

"RMB"                    Chinese Renminbi

"PACT Shares"            Ordinary shares of PACT;

"PRC"                    People's Republic of China;

"Sale Shares" the 23050 ordinary shares of US$1.00 each in the capital of the Holding Company (being 23050/50000 of the Holding Company that represents 46.1%of the Holding Company) such shares being beneficially owned by and registered in the name of the Seller in the proportions inter se set out in Part II of Schedule 1;

"Subscription            Shares" the 5000 new ordinary shares of US$1.00 each in
                         the capital of the Holding Company (being 5000/55000
                         which together with the Sale Shares, being 28050/55000
                         = 51% of entire issued share capital of the Holding
                         Company enlarged by the allotment and issue of the Subscription Shares) to be issued to the Purchaser;

"US$"                    United States dollars;

"United States"          United States of America;

1.3 Words and phrases (not otherwise defined in this Agreement) the definitions of which are contained or referred to in the Companies Ordinance (Cap. 32) shall be construed as having the meanings thereby attributed to them.

1.4 References in this Agreement to ordinances and to statutory provisions shall be construed as references to those ordinances or statutory provisions as respectively as modified (on or before the date hereof) or re-enacted (whether before or after the date hereof) from time to time and to any orders, regulations, instruments or subordinate legislation made under the relevant ordinances or provisions thereof and shall include references to any repealed ordinance or provisions thereof which has been so re-enacted (with or without modifications).

1.5 The headings are for convenience only and shall not affect the construction of this Agreement.

1.6 All representations, undertakings, warranties, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.7 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include incorporations and firms and vice versa.

1.8 Reference to clauses, sub-clauses, paragraphs and schedules are (unless the context requires otherwise) to clauses, sub-clauses, paragraphs and schedules of this Agreement.

1.9 The expressions the "Holding Company", the "Company", the "Seller" and the "Purchaser" shall unless the context requires otherwise shall include their successors, personal representatives and permitted assigns.

1.10      The schedules and appendices form part of this Agreement.


2.     SALE OF SHARES AND SUBSCRIPTION OF THE SUBSCRIPTION SHARES

2.1 Subject to the terms of this Agreement, the Seller shall sell as beneficial owner and the Purchaser (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) shall purchase the Sale Shares free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to it including all rights to any dividends or other distribution declared paid or made in respect of them after the date of this Agreement.

2.2 Subject to and upon the terms and conditions of this Agreement, the Purchaser shall subscribe for and the Company shall allot and issue the Subscription Shares free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third parties rights of any nature whatsoever subject to and upon the terms and conditions of this Agreement.

2.3 The Subscription Shares shall be allotted and issued fully paid, and shall rank pari passu in all respects among themselves and with the Shares in issue on the date of allotment and issue, including the right to receive all dividends, distributions and other payments made or to be made the record date for which falls on or after the date of such allotment and issue.


3.     CONSIDERATION

3.1 The Consideration below for the Sale Shares and Subscription Shares of the Holding Company shall be settled in accordance with the following provisions that the Purchaser will pay the Seller or the Holding Company as the case may be:
       a) USD1,183,000 payable to the Seller in cash or wire transfer within 30 days after the successful Completion as defined in Clause 5 of this Agreement, and ;
       b) USD 4,182,000 payable in PACT Shares, equivalent to 522,750 Restricted PACT Shares (the "Escrow Shares") based on a valuation of USD 8 per PACT share, payable to SELLER OR THEIR NOMINEE(S) for the Sale Shares (23050 ordinary shares out of a total of 55000 shares of Holding Company), in accordance with the following:
              o Within 30 days of the signing of this agreement, PURCHASER shall deliver to the Escrow Agent (designated by the Purchaser) the Escrow Shares, to be held under the terms of an escrow agreement to be entered into with the Escrow Agent, being all the purchase consideration.
              o A Common Stock Purchase Warrant to purchase 100,000 shares ("Warrant Shares") of PACT Common Stock, par value USD0.0001 per share. The exercise price of one share of Common Stock (the "Exercise Price") under this Warrant shall be the 5-Day Volume Weighted Average Price of the common stock of PACT before the signing date of this Agreement, exercisable within 3 years from the date of issuance.

              In exchange, Seller will transfer to the Purchaser 23050 out of a total of 55000 outstanding shares of the Holding Company;

       c) USD 500,000 (approximately RMB 4,135,000 using exchange rate of 1USD= 8.27 RMB) payable to the Holding Company for the Subscription Shares within 45 days after the Completion as defined in Clause 5 of this Agreement, and;

3.2    In the event that:

       (a) the Purchaser fails to receive any required regulatory approvals by the US SEC, NASDAQ, or fails to receive the approval of the Shareholders of PACT if required; or
       (b) the conditions set out in Clause 4 shall not have been fulfilled by the Completion Date or such other date as the parties hereto may agree in writing; or
       (c)    the transaction is not completed for any reason by APRIL 30, 2005;

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

           the Escrow Agreement shall provide that the Escrow Shares shall be returned to the Purchaser within ten (10) days following the date on which the Purchaser provides that such conditions have not been met; and the Purchaser shall return the Seller 28050 shares of the Holding Company within ten (10) days following April 30,2005.

3.3    Escrow Arrangement for Escrow Shares

       Warrantor hereby agrees and acknowledges that the total Consideration payable by the Purchaser is based on Warrantor's warranty in respect of the Net Income of the Company as described in this section. In this regard Warrantor hereby agrees to allow the Purchaser to appoint the Escrow Agent upon the terms of the Escrow Agreement in the agreed terms to hold all the Escrow Shares to be issued in accordance with the Escrow Agreement and this Agreement on Completion and Warrantor undertakes that it shall not either sell, transfer, charge, encumber, grant options over or otherwise dispose of, or of any legal or beneficial interest in any of the Escrow Shares until such part of the Escrow Shares are released by the Escrow Agent to Warrantor in accordance with the following schedule :

      ----------------------------------- ---------------------------- ------------------------------------------------
                                          Number of Shares to be       Release Criteria based on Accumulated Net
      Release Date                        Released                     Income
      ----------------------------------- -----------------------------------------------------------------------------
                                          (Assuming receipt by PACT Auditors of certification that the auditor's review relating to the Holding Company, the Company, and its business is acceptable and can be consolidated into PACT's audited accounts, balance sheet and financial statements, in accordance with the US GAAP.)
      ----------------------------------- ---------------------------------- ------------------------------------------
      3.3.1.  45 days after closing.      130,050 restricted
                                          PACT Shares
      ----------------------------------- ---------------------------------- ------------------------------------------
      3.3.2. Within 30 days from the      98,175 restricte                   Company has achieved Cumulative Net
      receipt of the Auditors             PACT Shares                        Income for the 3 months ending on March
      certification of the Net Income                                        31, 2005 not less than USD 225,000.
      for the 3 months ending on March
      31, 2005.
      ----------------------------------- ---------------------------------- ------------------------------------------
      3.3.3. Within 30 days from the      98,175 restricted                  Company has achieved Cumulative Net
      receipt of the Auditors             PACT Shares plus any shortfall     Income for the 6 months ending on June
      certification of the Net Income     of unreleased restricted PACT      30, 2005 not less than USD 648,000.
      for the 6 months ending on June     Shares in 3.3.2
      30, 2005.
      ----------------------------------- ---------------------------------- ------------------------------------------
      3.3.4. Within 30 days from the      98,175 restricted                  Company has achieved Cumulative Net
      receipt of the Auditors             PACT Shares plus any shortfall     Income for the 9 months ending on
      certification of the Net Income     of unreleased restricted PACT      September 30, 2005 not less than USD
      for the 9 months ending on          Shares in 3.3.2 and 3.3.3          1,229,000.
      September 30, 2005.
      ----------------------------------- ---------------------------------- ------------------------------------------
      3.3.5. Within 30 days from the      98,175 restricted                  Company has achieved Cumulative Net
      receipt of the Auditors             PACT Shares plus any shortfall     Income for the 12 months ending on
      certification of the Net Income     unreleased restricted PACT         December 31, 2005 not less than USD
      for the 12 months ending on of      Shares in 3.3.2, 3.3.3 and 3.3.4   2,000,000.
      December 31, 2005.
      ----------------------------------- ---------------------------------- ------------------------------------------
      Total Number of PACT Shares to be   522,750 restricted                 Company will be entitled to the entire
      released from the Escrow            PACT Shares                        escrow shares if it has achieved Cumulative
                                                                             Net Income for the 12 months ending on
                                                                             December 31, 2005 not less than USD
                                                                             2,000,000.
      ----------------------------------- ---------------------------------- ------------------------------------------

         Purchaser agrees that on the relevant release date (as referred to in the above schedule) THE SELLER OR ITS NOMINEE(S) will collect the relevant portion of the Escrow Shares from the Escrow Agent (if the respective Release Criteria has been fully met).
         The Seller hereby appoints Tony Tong and Victor Tong the proxy of the Seller for the period commencing on the date hereof and continuing for ten (10) years (the "Proxy Term"), with full power to vote all the PACT Shares owned by Sellers on any and all proposals brought before a meeting of the stockholders of PACT in such manner as they, in their sole discretion, deem proper. This proxy is irrevocable and coupled with an interest. At any time and from time to time during the Proxy

         Term, the Seller shall execute and deliver to Tony Tong and Victor Tong such additional proxies or instruments as may be deemed by them necessary or desirable to effectuate the purposes of the proxy or further to evidence the right and powers granted hereby.

3.4    Net Income Warranty by Warrantor, Bonus Shares, and Penalty

       3.4.1  Warrantor warrants, represents and undertakes that:

              (i) the total Net Income of the Company for the 12 months ending on December 31, 2005 ("First Term") will not be less than USD 2,000,000.
              (ii) the total Net Income of the Company for the 12 months ending on December 31, 2006 ("Second Term") will not be less than USD 2,600,000.

       3.4.2  Bonus Shares for Achieving Net Income Exceeding the Profit
              Guarantee:

              (i) Subject to Completion having occurred and the terms of this Agreement, after the end of First Term, within 30 days of the Auditors certification that the audited financial statements relating to Company and its business is acceptable and can be consolidated into PACT's audited accounts, balance sheet and financial statements, in accordance with the US GAAP, the Warrantor shall be entitled to subscribe for and be issued and allotted the following number of Bonus Shares at par value based on the Net Income of the Company, according to the following formula: Number of Bonus Shares to be issued for First Term = ( Net Income Amount in USD for First Term in excess of USD 2,000,000) x 51% / ( 30-Day Volume Weighted Average Price of the common stock of PACT beginning from the day after the end of the First Term).
              (ii) The Number of Bonus Shares must not exceed 100,000 shares of the common stock of PACT.
              (iii) Upon the Warrantor being entitled to subscribe for the relevant number of Bonus Shares pursuant to the above formula and payment of the par value on each Bonus Share to PACT, the Purchaser shall procure PACT to issue the relevant number of Bonus Shares to the Warrantor within 30 days of the Announcement of the First Term Result.

       3.4.3 Penalty in case of Shortfall of Net Income below USD 2,600,000 for the Second Term: In the event that the Company produces only a portion of the annual Net Income warranted by Warrantor for the Second Term, then Seller shall return to Purchaser the number of PACT shares equivalent to the dollar amount of the shortfall of the Net Income divided by USD 8 (the original per share price of the PACT stock at the closing).

3.5 In case of any stock split or reverse stock split by PACT, the number of PACT shares to be issued, awarded, or returned will be adjusted according to the stock split ratio.

3.6 Use of Proceeds: USD 500,000 of the cash from Purchaser to the Company will be used for general operation mainly to acquire hardware components and for market development. Purchaser will appoint financial controller to Company.

3.7 Preemptive Right for the Purchaser to Maintain 51% Ownership: All parties hereby agree that upon Completion, the Company shall have preemptive rights indefinitely to purchase additional shares at a price per share calculated at a net earning ratio of three, including new shares and preemptive shares, in order for the Purchaser to maintain a 51% ownership in the Company after the issuance of the new shares.

3.8 Repurchase Right of the Seller. The Purchaser has the right to subscribe for the other 49% equity interest of the Company at the price of USD 8 per share of the common stock of PACT within two years upon completion. The purchase consideration for the remaining 49% of the Company:
          =  [Profit of the Company in the last fiscal year] x 5.5 x 49% , where
             5.5 = Price over Earning (PE) ratio.
       . The maximum purchase consideration will be less than 10% of the total outstanding shares of PACT. The Seller has the right to repurchase 2% out of the 51% of total shares of the Holding Company transferred to the Purchaser as contemplated in this Agreement at the price of USD 8 per share of the common stock of PACT if the purchaser decides not to subscribe for this part of equity interest of the Company two years later.

3.9    Realization value warranty by Purchaser

       (i) The Escrow Shares (the 522,750 restricted PACT shares issued by PACT to the Seller) are subject to a one year holding period during which the Seller may not publicly dispose of the Shares, which holding period shall commence on the date of release of the Escrow Shares. After the expiration of the applicable one year holding period, the PACT shares may be publicly disposed of by the Seller, subject to such sales of the PACT shares meeting the requirements for sale as set forth in Rule 144 of the Securities Act of 1933, as amended. The Seller may, at their discretion, subject to receiving an opinion from counsel reasonably satisfactory to the Purchaser that the PACT shares may be sold and subject to the volume limitations set forth in Rule 144, dispose of their PACT Shares. The Purchaser hereby acknowledges and agrees, that if the average price of the PACT shares sold by the Seller during the sixty calendar day period commencing immediately after the expiration of the one year holding period is less than USD$7.00, Purchaser shall issue up to a maximum of 400,000 PACT Shares to the Seller as compensation for the total amount of the shortfall from USD$7.00. Seller acknowledges and agrees that the Purchaser's obligation to compensate Seller for the shortfall shall only be in effect for the above mentioned sixty day period, and that after such period, Purchaser shall have no further obligation to compensate Seller for any such shortfall.
       (ii) Seller acknowledges and agrees that in the event the sale price of any PACT Shares sold by Seller is more than USD$9.00 during such sixty-day period and beyond, Purchaser and Seller will share on an equal basis (50%/50%) the cash proceeds of such sale of PACT Shares by the Seller that is in excess of USD$9.00. Seller will repay the Purchaser the 50% cash proceeds within one month from the sale date
       (iii) If there shall be any legal expenses, claims, liens, and liabilities related to the Representations, Warranties, and Undertakings described in Section 6 of this Agreement ("Liabilities"), the Seller agrees to return and the Purchaser will forfeit the value of the Escrow Shares equal to the amount of the Liabilities.

4      CONDITIONS

4.1    Any of the obligations of Purchaser hereunder is conditional upon:

       4.1.1 the Purchaser being satisfied in its sole and absolute discretion with the results of a legal and financial due diligence review to be conducted by it on the Holding Company, the Company, and Guangzhou SunRoom(the "Companies");

       4.1.2 if required, the relevant stock exchange, government and securities authority and regulator in the United States granting listing of the PACT Shares to be issued herein;

       4.1.3 if required, a resolution at a meeting of the Directors of PACT approving this Agreement, the purchase of the Sale Shares and the Subscription of the Subscription Shares, creating and giving authority for the issue of the Escrow Shares, the implementation of the transactions contemplated hereunder and all other matters incidental hereto in accordance with the provisions of PACT's articles of incorporation and Bylaws and such rules, regulations and laws in force from time to time in the United States and which apply to PACT;

       4.1.4 if required, the shareholders of PACT at a meeting of shareholders approving this Agreement, the purchase of the Sale Shares, creating and giving authority for the issue of the Escrow Shares, the implementation of the transactions contemplated hereunder and all other matters incidental hereto in accordance with the provisions of PACT's articles of incorporation and Bylaws and such rules, regulations and laws in force from time to time in the United States and which apply to PACT;

       4.1.5 all amounts outstanding to the Seller by the Companies have been either repaid to the Companies or otherwise waived; and

       4.1.6 the Purchaser being satisfied at its sole and absolute discretion that the accounts of the Companies can be consolidated into PACT's audited financial statement, including balance sheet and income statements in accordance with the US GAAP.

4.2 The Warrantor and the Companies undertake to disclose in writing to the Purchaser anything which will or may prevent any of the conditions from being satisfied at or prior to Completion, as applicable, immediately upon the Warrantor and/or the Companies becoming aware of such a situation.

4.3 From the date of this Agreement until Completion, except for the transactions described herein or otherwise with the prior written consent of the Purchaser:

       (a) The Warrantor warrants and undertakes that they will cause the Companies to:

              (i) conduct its Business in the ordinary course and consistent with past practices;

              (ii) use its best efforts to maintain in full force and effect the existence of the Companies;

              (iii) promptly and timely prepare and file any financial reports and franchise tax returns and pay all taxes and assessments, if any, required to maintain the existence of the Companies;

              (iv) keep records in which true and correct entries will be made of all material transactions by and with the Companies;

              (v) duly observe all material requirements of governmental authorities unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

              (vi) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Companies unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

              (vii) at all times comply with the provisions of all contracts, agreements and leases to which the Companies is a party, unless contested in good faith by appropriate proceedings with the consent of the Purchaser; and

              (viii) to use best endeavors to procure that the employees of the
                     Companies at the date of this Agreement remain and continue as employees after completion;

       (b) The Warrantor warrants and undertakes to cause the Companies not to:

              (i) modify its [Memorandum or Articles of Incorporation or] [Bylaws];

              (ii)   cause or permit its liquidation or dissolution;

              (iii) institute, or permit to be instituted against it, any proceeding, which remains undismissed for a period of [30] days after the filing thereof, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order or relief or the appointment of receiver, trustee or other similar official for it or for any substantial part of its property;

              (iv)   make a general assignment for the benefit of its creditors;

              (v) except as agreed in this Agreement, declare or pay any dividend or make any distribution to any of its shareholders;

              (vi) issue, redeem, sell or dispose of, or create any obligation to issue, redeem, sell or dispose of, any shares of its capital stock (whether authorized but unissued or held in treasury);

              (vii)  effect any stock split, reclassification or combination;

              (viii) modify its agreements and other obligations with respect to its long-term indebtedness, including but not limited to its loan agreements, indentures, mortgages, debentures, notes and security agreements.

              (ix) Negotiate or enter into an agreement with another party related to the sale of the Companies.

4.4 Until Completion, the Warrantor, the Companies shall procure that the Purchaser, its agents and representatives are given reasonable access to such documents relating to the Companies, as the Purchaser shall request. The Companies will assist the Purchaser's auditor to complete the audit report of the Companies in accordance with the US GAAP by March 31, 2005.

4.5 The Warrantor warrants, represents and undertakes that there shall have been no Material Adverse Change in the assets or the business, prospects, financial condition or results of operations of the Companies.

4.6 The Purchaser shall be entitled to rescind this Agreement by notice in writing to the Seller, the Companies if prior to Completion it appears that any of the Warranties is not or was not true and accurate in all respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any material non fulfillment of any of the Warranties which (being capable of remedy) is not remedied prior to Completion.


5      COMPLETION

5.1 Subject to the terms of this Agreement and subject to the approval of the board of directors of the Purchaser, Completion shall take place pursuant to this clause at the offices of the Purchaser's Legal Counsel on the Completion Date.

5.2    Upon Completion the Seller and the Holding Company shall deliver to the
       Purchaser:

            (i) duly completed and signed transfers of the Sale Shares by the registered holders thereof in favor of the Purchaser or as it may direct together with the relative bought/sold notes and share certificates;

            (ii) duly completed, executed and validly issued share certificates of the Sale Shares and the Subscription Shares in favor of the Purchaser or as it may direct;

            (iii) certified true copies of the minutes of meetings of the Holding Company's board of directors and shareholders approving the transfer, assignment and allotment of the Sale Shares to the Purchaser;

            (iv) certified true copies of the minutes of meetings of the Holding Company's board of directors and shareholders approving this Agreement and all matters herein contemplated and the transfer and assignment of its Sale Shares and the issuance and allotment of the Subscription Shares to the Purchaser.

5.3    Upon Completion the Purchaser shall deliver to the Seller and the Holding
       Company:

            (i) a copy of resolutions of the board of directors of the Purchaser approving this Agreement and other documents necessary for the purpose of effecting this transaction and authorizing a person or persons to execute the same (with seal, where appropriate) for and on its behalf.

           (ii) an application letter duly signed by the Purchaser for the Subscription of the Subscription Share.

           (iii) cheques in installments drawn for USD1,183,000 and made payable to the Holding Company within 30 days of Completion.


6      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1 The Companies, the Seller, and the Warrantor, jointly and severally, represent, warrant and undertake to the Purchaser (to the intent that the provisions of this clause shall continue to have full force and effect notwithstanding completion) that:

       6.1.1 each of the Warranties is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading up to and including the Completion Date;

       6.1.2 the Companies and the Seller have and will have full power and authority to enter into and perform this Agreement and the Deed of Indemnity which constitute or when executed will constitute binding obligations on them in accordance with their respective terms;

       6.1.3 the Sale Shares and the Subscription Shares will constitute 51 PERCENT of the entire issued and allotted capital of the Holding Company, enlarged by the allotment and issuance of the Subscription Shares, on a fully diluted basis,

       6.1.4 the Holding Company owns 100 PERCENT of the entire issued and allotted capital of the Company on a fully diluted basis;

       6.1.5 there have been no options, warrants, pledges, bonds or any instrument or agreement of the like whatsoever granted to any third party by any of the Seller in favor of any third party in respect of any shares in the Holding Company;

       6.1.6 there is and at completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

       6.1.7 the Seller will be entitled to transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser on the terms of this Agreement without the consent of any third party and the Holding Company will be entitled to issue the Subscription Shares without any further consent or approval when issued, the subscription shares shall be dully issued and authorized;

       6.1.8 the Seller is an "accredited investor" as defined pursuant to Regulation D of the Securities Act of 1933, as amended. The Seller acknowledges that the Escrow Shares have not been registered and are "restricted securities";

       6.1.9 the Company listed in Part I of Schedule 2 are all the present subsidiaries of the Holding Company;

       6.1.10 the information in Schedule 2 relating to the Companies is true and accurate in all respects;

       6.1.11 the Holding Company is the 100% beneficial owner the shares in the Company free from any encumbrance, and the Seller is the 100% beneficial owner the shares in the Holding Company free from any encumbrance;

       6.1.12 the contents of the Disclosure Letter and of all accompanying documents are true and accurate in all respects and fully, clearly and accurately disclose every matter to which they relate;

       6.1.13 each of the Companies are duly incorporated and validly existing in its relevant jurisdiction of incorporation;

       6.1.14 each of the Companies will implement all the necessary financial control procedures, certification and representation letters, as required by PacificNet's management, audit committee, independent auditor, the US SEC, and the USA, Hong Kong and China governments.


7      RESTRICTIONS

7.1 The Companies, the Seller, and the Warrantor undertakes to the Purchaser that they shall not without the prior written consent of the Purchaser for a period of 2 YEARS after Completion either solely or jointly with or on behalf of any other person, firm, company, trust or otherwise whether as director, shareholder, employee, partner, agent or otherwise (The Purchaser shall permit and agree the continuing existence of the Seller's directorships and shareholdings in any other companies which have been established before the date on which this agreement is signed no matter whether those companies' business is in competition with the Company or not.) :

       (a) carry on or be engaged or interested directly or indirectly in any capacity (except as the owner of shares or securities listed or dealt in on a stock exchange in Hong Kong, PRC, and USA or elsewhere held by way of investment only) in any business which shall be in competition within Greater China and USA with the Company or its subsidiaries in the current Business of the Company;

       (b) solicit or entice or endeavor to solicit or entice away from the Company or its subsidiaries any employee, officer, manager, consultant (including employees who are directors) of the Company or its subsidiaries or any persons whose services are otherwise made available to the Company or its subsidiaries;

       (c) deal with, canvass, solicit or approach or cause to be dealt with, canvassed or solicited or approached for business in respect of any trade or business carried on or service provided by the Company or its subsidiaries any person, firm or company who at Completion or within two years prior to Completion was a customer, supplier, client, representative, agent of or in the habit of dealing under contract with the Company or the Subsidiaries;

7.2 The Companies, the Seller, and the Warrantor further undertake to the Purchaser that:

       (a) they will not at any time hereafter make use of or disclose or divulge to any person other than to officers or employees of the Companies whose province it is to know the same any information relating to the Companies or the subsidiaries other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction;

       (b) they will not at any time hereafter in relation to any trade, business or company use a name, or internet domain name including the word [or symbol, or logo design] SunRoom and VS366, or any similar word [or symbol] in such a way as to be capable of or likely to be confused with the name of the Companies [or any subsidiary] and shall use all reasonable endeavors to procure that no such name shall be used by any person, firm or company with which [it is/they are] connected;

       (c) they will procure that its subsidiaries, holding company and any other affiliated companies and its employees will observe the restrictions contained in this Clause 7;

       (d) they shall not do anything which might prejudice the goodwill of the Companies or its subsidiaries.

7.3 Each and every obligation under this clause shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this clause and any such deletion shall not affect the enforceability of all such parts of this clause as remain not so deleted.

7.4 The restrictions contained in this clause 7 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the area of operation or the period of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

7.5    Nothing in this Clause 7 shall apply to:

       (a) the direct or indirect holding of any securities listed on a recognized stock exchange where the total voting rights exercisable at general meetings of the company concerned as represented by such holding do not exceed 10 per cent of the total voting rights attaching to the securities of the same class as that held by the Companies, the Seller, and the Warrantor; or

       (b) the holding by the Companies, the Seller, and the Warrantor of any securities of any member of the Group; or

       (c) the use or disclosure of any information which can be shown by Seller to be in the public domain (otherwise than in consequence of any breach by any of the Companies, the Seller, and the Warrantor of any provisions of this Agreement).

8      RIGHT OF FIRST REFUSAL

8.1 Before any shares in the Companies may be sold or otherwise transferred or disposed of by any of the Shareholders of the Companies ("Selling Shareholder", including but not limited to the Seller), the Purchaser shall have a right of first refusal ("Right of First Refusal") to purchase such shares ("Offered Securities") in accordance with Clauses (8.2) and (8.3) below.

8.2 Before the transfer or disposal of any Offered Securities, the Selling Shareholder shall deliver to the Purchaser and the Company a written notice ("Transfer Notice") stating:

       (a) the Selling Shareholder's intention to sell or otherwise dispose of such Offered Securities;
       (b) the name of each proposed purchaser or other transferee (a "Proposed Transferee");
       (c) the number of Offered Securities to be transferred to each Proposed Transferee; and
       (d) the cash price and/or other consideration for which the Selling Shareholder proposes to transfer the Offered Securities to the Proposed Transferee ("Offered Price").

       The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the Proposed Transferee(s) and in good faith believes a binding agreement for the Disposal is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed disposal. The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities to the Purchaser.

8.3 The Purchaser shall have a right, upon notice to the Selling Shareholder at any time within 15 calendar days after receipt of the Transfer Notice, to purchase all, any or a portion of such Offered Securities at (a) such price per share of the Offered Securities as (i) determined by an independent international appraiser experienced in the valuation of such shares and business of the Company as chosen by the Purchaser or (ii) the Offered Price, which ever shall be lower ("Purchaser Offer Price"); and
       (b) upon the same terms (or as similar as reasonably possible), upon which the Selling Shareholder is proposing or is to dispose of such Offered Securities, save the sale/purchase price shall be the Purchaser Offer Price, and the Selling Shareholder shall, upon receipt of the notice of purchase from the Purchaser, sell such Offered Securities to the Purchaser pursuant to such terms, with such closing to take place within 45 calendar days after delivery of the Transfer Notice ("Purchase Right Period").

8.4 If any of the Offered Securities proposed in the Transfer Notice to be transferred are not purchased by the Purchaser, then after expiry of the Purchase Right Period, the Selling Shareholder may sell or otherwise transfer or dispose of such Offered Securities which have not been purchased by the Purchaser at the Offered Price or at a higher price, provided that such sale or other transfer shall be completed and consummated within 45 days after the expiry of Purchase Right Period, and provided further that the Proposed Transferee agrees in writing that the provisions of this Agreement and any shareholder's agreement between the Purchaser and the Seller regulating their respective rights within the Company (if any) shall continue to apply to the Offered Securities that are transferred to the Proposed Transferee. If the Offered Securities described in the Transfer Notice are not transferred to the Proposed Transferee within such 45 day period, such Selling Shareholder will not transfer or dispose of any Offered Securities unless such securities are first re-offered to the Purchaser in accordance with Clauses (8.2) and (8.3) above.

Notwithstanding the procedures set forth above, if one Party wishes to transfer its ownership shares to its affiliate, the other Party shall promptly give consent to such proposed transfer and waive the right of first refusal. "Affiliate" shall mean any company which, through ownership of voting stock or otherwise, is controlled by, under common control with, or in control of, a Party; "control" shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the securities having the right to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the beneficial interests in the capital in the case of a business entity other than a corporation.

9      BOARD OF DIRECTORS, OPERATION AND MANAGEMENT

9.1 The board of directors of each of the Companies shall be the highest authority of their respective Companies and shall determine all major issues of the respective Companies, subjected to applicable law.

9.2 The board of directors of each of the Companies shall be nominated by their respective shareholders and composed of SEVEN (7) directors, 4 directors, the Company Legal Representative, and the Company Financial Controller to be nominated by Purchaser and 3 directors to be nominated by the Warrantor.

9.3 The boards of directors shall meet at least once every quarter. A Board meeting may be called by any director.

9.4 Each of the Companies shall establish an operation and management structure to be responsible for the daily operation and management of the respective Companies. The officers of each of the Companies shall include one (1) General Manager, one (1) Vice General Manager, and one Chief Financial Officer.

9.5 The task of the General Manager shall be to carry out the various resolutions of the board of directors of the respective Companies and organize and direct the daily operation and management of the respective Company. The operation and management structure may consist of certain departments, the managers for which shall be responsible for the work of the relevant departments, handle matters delegated by the General Manager and the Vice General Manager, and report to the General Manager and the Vice General Manager.

9.6 In the event of graft or serious dereliction of duty, the General Manager, the Vice General Manager, and the Company Legal Representative may be removed and replaced by the board of directors of the respective Companies with a resolution at any time.

10     INDEMNITY

The Seller and the Warrantor will indemnify and will keep indemnified and save harmless the Purchaser (for itself and as trustee for the Companies from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions) liabilities and costs incurred or suffered by the Purchaser by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any Warranties or covenants or the inaccuracy of any representation of the Seller or the Warrantor contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the Seller or the Warrantor in connection therewith including, but not limited to, any dimunition in the value of the assets of and any payment made or required to be made by the Purchaser or the Companies or any Subsidiary and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this clause 9 shall be without prejudice to any other rights and remedies available to the Purchaser;

11     COSTS

The Purchaser shall pay for all the due diligence costs, not exceeding USD 5,000, including auditing and valuation appraisal costs, fairness opinion letter, legal costs, and expenses and other incidental costs and disbursements in relation to the negotiations leading up to the purchase of the Sale Shares and to the preparation, execution and carrying into effect of this Agreement. The costs exceeding the amount of USD 5,000 shall be borne equally by the Seller and the Purchaser.

12     COMPLETE AGREEMENT

This Agreement represents the entire and complete agreement between the parties in relation to the subject matter hereof and supersedes any previous agreement whether written or oral in relation thereto. No variations to this Agreement shall be effective unless made or confirmed in writing and signed by all the parties hereto.

13     SEVERABILITY

In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

14     COUNTERPARTS

This Agreement may be executed in counterparts with the same force and effect as if executed on a single document and all such counterparts shall constitute one and the same instrument.

15     NOTICES

Any notice required to be given under this Agreement shall be sufficiently given if delivered in person, forwarded by registered post or sent by overnight international couriers or facsimile transmission to the relevant party at its address, or fax number set out below (or such other address as the addressee has by five days prior written notice specified to the other parties) :

             To the Purchaser      :
             Attn:    Victor Tong, President
                      PacificNet Strategic Investment Holdings Limited and
                              PacificNet Inc.
                      860 Blue Gentian Road, Suite 360, Eagan, MN 55121, USA

             To the Company and Guangzhou SunRoom:
             Attn:    Mr. Wang, Yongchao, Chairman of the Board
                      Guangzhou Sunroom Informaiton Industrial Co., Ltd

             15/F, Huajian Building. No. 233, Tianfu Road. Tianhe Guangzhou 510630, China (Chinese Address)

             To the Holding Company, the Seller, and the Warrantor:
             Attn:    Mr. Sun Zhengquan,
             15/F, Huajian Building. No. 233, Tianfu Road. Tianhe Guangzhou 510630, China (Chinese Address)
                      Mr. Liao, Mengjiang
             15/F, Huajian Building. No. 233, Tianfu Road. Tianhe Guangzhou 510630, China (Chinese Address)and
                      Mr. Wang, Yongchao
             15/F, Huajian Building. No. 233, Tianfu Road. Tianhe Guangzhou 510630, China (Chinese Address)

16     SETTLEMENT OF DISPUTES

16.1 The formation of this Agreement and its Appendices and related agreements, and the validity, interpretation, performance and settlement of disputes thereof shall be governed by the laws of the Hong Kong SAR.

16.2 Any disputes arising out of or in connection with this Agreement shall be resolved through friendly consultations by the Parties; if no agreement can be reached through consultations within thirty (30) days after the occurrence of such dispute, either Party shall have the right to submit such dispute to the International Economic and Trade Arbitration Commission Hong Kong Branch for arbitration in Hong Kong in accordance with its procedures of arbitration. The arbitral award shall be final and binding upon both Parties.

17     GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

            IN WITNESS WHEREOF, each of the Purchaser, the Holding Company, the Company, Guangzhou SunRoom, the Seller, and the Warrantor has duly executed, or has caused to be duly executed by their respective officers thereunto duly authorized, this Agreement as of the date first written above.

THE PURCHASER: PacificNet Strategic Investment Holdings Limited and PacificNet Inc.

                        By:
                                     ------------------------------------------
                        Name:        Victor Tong
                        Title:       President
GUANGZHOU SunRoom: Guangzhou Sunroom Information Industrial Co., Ltd.
                        By:
                                     ------------------------------------------
                        Name:        Mr. Wang, Yongchao
                        Title:       General Manager
THE COMPANY:  Guangzhou 3G Information Technology Co., Ltd
                        By:
                                     ------------------------------------------
                        Name:        Mr. Liao, Mengjiang(1)u(C)s|?
                        Title:       Director

THE HOLDING COMPANY (Pacific 3G Information & Technology Limited), THE SELLER, AND THE WARRANTOR:


                        By:
                                     -------------------------------------------
                        Name:        Mr. Sun Zhengquan      Mr. Liao, Mengjiang

                        By:
                                     -------------------------------------------
                        Name:        Mr. Wang, Yongchao
                                     -------------------------------------------
                        By:


                                     ---------------------------------------------------------------
                        Name:        ASIAFAME INTERNATIONAL LIMITED   STARGAIN INTERNATIONAL LIMITED
                                     ---------------------------------------------------------------



                        By:
                                     ---------------------------------------------------------------
                        Name:        TRILOGIC INVESTMENTS LIMITED


SCHEDULE 1

          PART I
          THE COMPANY SHAREHOLDERS AND SHARES

Company Name:  Guangzhou 3G Information Technology Co., Ltd

NAME OF SHAREHOLDER (1)                             PERCENTAGE OF SHARES HELD BY THE SHAREHOLDER
-----------------------                             --------------------------------------------
Pacific 3G Information & Technology Limited         100%


          PART II
          THE HOLDING COMPANY SHAREHOLDERS AND SHARES

Company Name:  Pacific 3G Information & Technology Limited

                                                                                       NUMBER OF SHARES HELD BY THE
NAME OF SHAREHOLDER (3)            ADDRESS                                             SHAREHOLDER (50000)
-----------------------            -------                                             -------------------
                                   OMC Chambers, P.O. Box, 3152, Road Town, Tortola,
ASIAFAME INTERNATIONAL LIMITED     British Virgin Islands                              13800
                                   OMC Chambers, P.O. Box, 3152, Road Town, Tortola,
STARGAIN INTERNATIONAL LIMITED     British Virgin Islands                              20700
                                   OMC Chambers, P.O. Box, 3152, Road Town, Tortola,
TRILOGIC INVESTMENTS LIMITED       British Virgin Islands                              15500


      PART III
      The Sale Shares
      23050ordinary shares of US$1.00 each of Pacific 3G Information & Technology Limited

      The Subscription Shares
      5000 ordinary shares of US$1.00 each of Pacific 3G Information & Technology Limited

          SCHEDULE 2

          PART I
          THE COMPANY


Name                     :       Guangzhou 3G Information Technology Co., Ltd


Incorporated in          :       People's Republic of China

Registered capital       :       HK$1,000,000

Paid-in Capital          :       HK$1,000,000




Registered Office        :       11 Caipin Road, Science City, High & New
                                 Technology Industrial Development Zone,
                                 Guangzhou, 510730, China

Phone/Fax                :       +86-20-8561 3455
Web Site                 :       www.vs366.com

Beneficial Shareholders  :      Pacific 3G Information & Technology Limited

Registered Shareholders  :      Pacific 3G Information & Technology Limited

Legal Representative     :     Sun ,Zhengquan

Directors                :     Sun ,Zhengquan
                               Liao Mengjiang
                               Wang Yongchao

          PART II
          THE HOLDING COMPANY

Name                       :      Pacific 3G Information & Technology Limited


Incorporated in            :      British Virgin Islands

Authorized Share Capital   :      US$50,000

No. Issued Shares          :      50,000 Shares
Nominal Share Value        :      US$1
Issued Share Capital       :      US$50,000

Registered Office          :      15/F, Huajian Building. No. 233, Tianfu Road.
                                  Tianhe Guangzhou 510630, China

Beneficial Shareholders    :     ASIAFAME INTERNATIONAL LIMITED
                                 STARGAIN INTERNATIONAL LIMITED
                                 TRILOGIC INVESTMENTS LIMITED


Registered Shareholders    :     ASIAFAME INTERNATIONAL LIMITED
                                 STARGAIN INTERNATIONAL LIMITED
                                 TRILOGIC INVESTMENTS LIMITED


Directors                  :     Sun ,Zhengquan
                                 Liao, Mengjiang
                                 Wang, Yongchao

          PART III
          Guangzhou SunRoom

Name                         :     Guangzhou SunRoom Information Industrial Co.,
                                   Ltd.

Incorporated in              :     GuangZhou , People's Republic of China

Authorized Share Capital     :     RMB(pound)* 32,000,000

No. Issued Shares :                32,000,000 Shares Nominal Share Value : RMB
                                   (pound)*1.00
                                   Issued Share Capital : RMB (pound)*32,000,000

Registered Office            :     15/F, Huajian Building. No. 233, Tianfu Road.
                                   Tianhe Guangzhou 510630, China

Beneficial Shareholders      :     Sun ,Zhengquan
                                   Liao, Mengjiang
                                   Wang, Yongchao

Registered Shareholders      :     Sun ,Zhengquan
                                   Liao, Mengjiang
                                   Wang, Yongchao

Directors                    :     Sun ,Zhengquan
                                   Liao, Mengjiang
                                   Wang, Yongchao

Legal Representative         :     Sun, Zhengquan

SCHEDULE 3



        CONFIDENTIALITY, NON-COMPETITION, AND NON-CIRCUMVENTION AGREEMENT


                        Dated this 28 day of March, 2005


Company Name:  GUANGZHOU 3G INFORMATION TECHNOLOGY CO., LTD


Company Address:11 Caipin Road, Science City, High & New Technology Industrial Development Zone, Guangzhou, 510730, China


     This Confidentiality and Non-Circumvent Agreement (hereby referred to as the Agreement) is made effective on the abovementioned date (the Effective Date) between the abovementioned Company and PacificNet Inc., with an office located at 860 Blue Gentian Road, Suite 360, Eagan, MN 55121 (hereby know as the Parties).


CONFIDENTIALITY
---------------

     It is Agreed and Understood that PacificNet own certain confidential and proprietary information that the Company, from time to time, may need or may have acquired in order to explore business or investment opportunity of mutual interest.

     Confidential Information means any information and/or material which is proprietary to PacificNet, whether or not owned or developed by PacificNet, which is not generally know other than by PacificNet, and which either Party may obtain through any direct or indirect contact with the other Party. Confidential Information will be conspicuously identified when, or soon after, it is originally disclosed, as "Confidential" or "Proprietary".

     Confidential Information includes without limitation, business records and plans, customer and partner lists, investor and investee lists, bank and lending lists, trade secrets, pricing structures, business sources, computer programs, names and expertise of employees and consultant and other technical, business, financial, customer and product development plans, forecasts, strategies and information. Confidential information does not include: matters of public knowledge; information rightfully received by the Company from a third Party without a duty of confidentiality; information independently developed by either Party; information disclosed by operation of law; information disclosed by PacificNet with the prior written consent of the Company; and any other information that PacificNet agrees in writing is not confidential.

     The Company understands and acknowledges that Confidential Information has been developed or obtained by PacificNet by the investment of significant time, effort and expense, and that the Confidential Information is a valuable, special and unique asset of the respective Parties. Therefore, the Company agree to hold in confidence and not to disclose the Confidential Information to any person, employee or entity [including their affiliates, subsidiaries, stockholders, partners, trading partners and other associated organizations (herein referred to as affiliates)] without the prior written consent of the other Party that owns the Confidential Information for a period of three (3) years from the Effective Date hereof unless Parties enter into a Relationship, in which case, this Agreement remains in effect for the term of the partnering agreement and after the termination of said partnering agreement or when all Confidential Information has been returned to its owner, whichever occur first.

     Immediately upon the earlier of (i) the written request of the disclosing party or (ii) the termination of this Agreement, the receiving party will return to the disclosing party all Confidential Information of the disclosing party and all documents or media containing any such Confidential Information and any and all copies or extracts thereof, which remain the property of the disclosing party at all times.

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


NON-CIRCUMVENTION
-----------------

     Both Parties agree that neither Party shall circumvent the other Party with regards to any transaction resulting from the disclosure of Confidential Information from one Party to the other Party. Specifically, but without limitation, the Company will not approach PacificNet's business partner(s), potential investor(s) and investee(s) in circumvention of PacificNet. Each Party undertake not to directly contact deal with transact Business with or otherwise be involved with any Corporation, Partnership, Proprietorship, Trust, Individual, Affiliate, or other Entity introduced by either Party without the specific written permission of the Introducing Party. In the event of circumvention of this agreement by either party, directly or indirectly, the circumvented party shall be entitled to legal monetary penalty equal to the maximum potential investment return and service it should realize from such a transaction plus any and all expenses, including, but nut limited to, all legal costs and expenses to recover the lost revenue.



GENERAL PROVISIONS
------------------

     This Agreement sets forth the entire understanding of the Parties regarding confidentiality and non-circumvention. Any amendments must be in writing and signed by both Parties. Each Party shall take reasonable steps to ensure that their Employees, Agents, Representatives, Officers, Independent Contractors Shareholders, Principals, Affiliates, and other Third Parties- also - abide by the provisions of this Agreement. This Agreement shall not be assignable by either Party, and neither Party may delegate its duties under this Agreement, without prior written consent of the other Party. This Agreement shall remain in effect until canceled in writing by both Parties. This agreement creates no obligation to purchase, sell, develop, research or disclose anything. It grants no license or right to use proprietary technology. It creates no agency or partnership. This agreement is governed by Minnesota and the US law. Injunctive relief can be granted for any breach of the agreement, as money damages would not cure the harm from the breach. It supersedes all prior nondisclosure or similar agreements between the parties as to the Proprietary Information disclosed after the Effective Date. It binds the parties, their heirs, successors, subsidiaries, associates, affiliates, and assignees. Any controversy or claim arising out of this Agreement, which could not be settled amicably between the Parties themselves, shall be decided by arbitration in accordance with the International Chamber of Commerce (ICC) Rules of Arbitration and the Non-Circumvention and Non-Disclosure Laws and Provisions, in the nearest Regional ICC Court of Administration. In any proceedings to interpret or enforce the agreement, the prevailing party shall receive from the other party costs and reasonable attorney fees, including costs and fees incurred in preparation therefore and on appeal therefrom.



AGREED and ACCEPTED, by

Signature: ____________________


Name: VICTOR TONG, PRESIDENT

Company: PACIFICNET INC.


Pacific 3G Information & Technology Limited  and
Guangzhou 3G Information Technology Co., Ltd


Signature: ____________________       Signature:__________________________


Name: Sun, Zhengquan                  Name: Liao, Mengjiang

Title: GENERAL MANAGER                Title: DIRECTOR



SIGNATURE:_____________________

Director: Wang, Yongchao

Title: Director




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